                                                                     Exhibit 16F

Schedule or Computation of Performance Quotations
C & B Equity Portfolio for Taxable Investors

1.  Cumulative Total Return (February 12, 1997 - April 30, 1997)


     N
P(1+T) = ERV

Where:    P = A hypothetical initial payment of $1,000
          T = average annual total return
          N = number of years
        ERV = ending redeemable value at end of the period

             Since Inception
                02/12/97
               --------
          P =    $1,000
          T =   -0.390%
          N =     0.214 years
        ERV =      $999